UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

LAKE SHORE BANCORP, INC.

(Exact name of registrant as specified in its charter)

United States	To Be Applied For
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

125 East Fourth Street

Dunkirk, New York 14048

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	N/A

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☐.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☒.

Securities Act registration statement file number to which this form relates: 333-129439

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.01 per share

Item 1. Description of Registrant’s Securities to be Registered.

Lake Shore Bancorp, Inc. (the “Registrant”) hereby incorporates by reference the description of its securities to be registered hereunder contained under the heading “Description of Lake Shore Bancorp Capital Stock” in Registrant’s Registration Statement on Form S-1 (Registration No. 333-129439), as originally filed with the Securities and Exchange Commission (the “Commission”) on November 11, 2004, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement filed separately by Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on February 21, 2006.

Item 2. Exhibits.

The following Exhibits are incorporated herein by reference:

2.1	Amended and Restated Plan of Reorganization and Minority Stock Issuance.*

3.1	Charter of Lake Shore Bancorp, Inc.*

3.2	Bylaws of Lake Shore Bancorp, Inc.**

4.1	Form of Stock Certificate of Lake Shore Bancorp, Inc.**

*	Exhibit is incorporated herein by reference to the Registration Statement on Form S-1 of the Registrant (No. 333-129439), filed with the Commission on November 11, 2004.
**	Exhibit is incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form S-1/A of the Registrant (No. 333-129439), filed with the Commission on February 8, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

LAKE SHORE BANCORP, INC.

By:	/s/ David C. Mancuso
David C. Mancuso
President and Chief Executive Officer

Dated: February 23, 2006